Exhibit 10.51

GUIDANCE SOFTWARE, INC.
2017 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE

Guidance Software, Inc., a Delaware corporation, (the “Company”), pursuant to the Guidance Software, Inc. 2017 Incentive Award Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (“Holder”) an option to purchase the number of shares of the Company’s common stock (“Shares”) set forth below (the “Option”).  This Option is subject to all of the terms and conditions set forth herein, as well as in the Plan and the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”), each of which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Holder:	«Holder»
Grant Date:	«Grant_Date»
Vesting Commencement Date:	«VCD»
Exercise Price per Share:	$[ ]
Total Exercise Price:	«Total_Price»
Total Number of Shares Subject to the Option:	«Shares» shares
Expiration Date:	«Expiration»
Vesting Schedule:

Subject to Holder’s continued employment with or service to the Company or any of its subsidiaries, the Option shall vest with respect to twenty-five percent (25%) of the Shares subject thereto on the first anniversary of the Vesting Commencement Date and with respect to an additional twenty-five percent (25%) of the Shares subject thereto on each yearly anniversary thereafter, so that the Option shall be vested with respect to all of the Shares subject thereto on the fourth anniversary of the Vesting Commencement Date; provided, however, that to the extent permitted by applicable law, the Administrator may, in its sole discretion, suspend vesting of the Option during all or any part of any leave of absence taken by Holder.

Type of Option:	☐ Incentive Stock Option	☐ Non-Qualified Stock Option

By his or her signature and the Company’s signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement, and this Grant Notice.  Holder has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan.  Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Stock Option Agreement.  In addition, by signing below, Holder also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 3.5 of the Agreement by (i) withholding Shares otherwise issuable to Holder upon exercise of the Option, (ii) instructing a broker on Holder’s behalf to sell Shares otherwise issuable to Holder upon exercise of the Option and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 3.5 of the Agreement or the Plan.

GUIDANCE SOFTWARE, INC.:	HOLDER:

By:	By:
Print Name:	Print Name:	«Holder»
Title:

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

GUIDANCE SOFTWARE, INC. STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Guidance Software, Inc., a Delaware corporation (the “Company”), has granted to Holder an Option under the Guidance Software, Inc. 2017 Incentive Award Plan, as may be amended from time to time (the “Plan”), to purchase the number of Shares indicated in the Grant Notice.

ARTICLE 1.

GENERAL

1.1                               Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2                               Incorporation of Terms of Plan.  The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE 2.

GRANT OF OPTION

2.1                               Grant of Option.  In consideration of Holder’s past and/or continued employment with or service to the Company or any Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Holder the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Section 13.2 of the Plan.  Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

2.2                               Exercise Price.  The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.  Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Holder is a Greater Than 10% Stockholder as of the Grant Date, the exercise price per share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

2.3                               Consideration to the Company.  In consideration of the grant of the Option by the Company, Holder agrees to render faithful and efficient services to the Company or any Subsidiary.  Nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ or service of the Company, any Subsidiary or any affiliate or shall interfere with or restrict in any way the rights of the Company, its Subsidiaries and its affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an affiliate and Holder.

ARTICLE 3.

PERIOD OF EXERCISABILITY

3.1                               Commencement of Exercisability.

(a)                                 Subject to Sections 3.2, 3.3, and 5.11 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)                                 No portion of the Option which has not become vested and exercisable at the date of Holder’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Holder.

(c)                                  Notwithstanding Section 3.1(a) hereof and the Grant Notice, but subject to Section 3.1(b) hereof, in the event Holder incurs a Termination of Service (i) without Cause or (ii) if Holder is a party to a written employment or similar agreement with the Company (or any Subsidiary) in which the term “Good Reason” is defined, then for Good Reason (as such term is defined in the applicable written employment or similar agreement), in either case, on or within twelve (12) months following a Change in Control, the Option shall become fully vested and exercisable as to all Shares subject thereto, provided that the Option has not yet expired or been terminated.

As used in this Agreement, “Cause” means (i) Holder’s unauthorized use or disclosure of confidential information or trade secrets of the Company or a Subsidiary; (ii) Holder’s conviction of, or the entry of a plea of guilty or nolo contendere by Holder to, a felony under the laws of the United States or any state thereof or a crime involving moral turpitude; (iii) Holder’s gross negligence or willful misconduct or Holder’s continued failure to perform assigned duties after receiving notification thereof from the Company or a Subsidiary, which failure is not cured within ten (10) days of receipt of such notification; or (iv) an act of fraud or dishonesty committed by Holder against the Company or a Subsidiary.  The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Subsidiary) to discharge or dismiss any Holder or other person in the service of the Company (or any Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Cause.  Notwithstanding the foregoing, if Holder is a party to a written employment or similar agreement with the Company (or any Subsidiary) in which the term “Cause” is defined, then “Cause” shall be as such term is defined in the applicable written employment or similar agreement.

3.2                               Duration of Exercisability.  Each installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3                               Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)                                 The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten (10) years from the Grant Date;

(b)                                 If this Option is designated as an Incentive Stock Option and Holder, at the time the Option was granted, was a Greater Than 10% Stockholder, the expiration of five (5) years from the Grant Date;

(c)                                  The expiration of three (3) months from the date of Holder’s Termination of Service, unless such termination occurs by reason of Holder’s death or disability or Holder’s Termination of Service for Cause;

(d)                                 The expiration of one (1) year from the date of Holder’s Termination of Service by reason of Holder’s death or disability; or

(e)                                  Except as the Administrator may otherwise approve, upon Holder’s Termination of Service for Cause.

3.4                               Special Tax Consequences.  Holder acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option (if applicable), are exercisable for the first time by Holder in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code.  Holder further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.  Holder also acknowledges that an Incentive Stock Option exercised more than three (3) months after Holder’s termination of employment, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option.

3.5                               Tax Liability.

(a)                                 For purposes of this Agreement, “Tax Liability” shall mean any liability for income tax, withholding tax and any other employment related taxes or social security contributions in any jurisdiction.

(b)                                 The Option cannot be exercised until Holder has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Option and/or the acquisition of the Shares by Holder.  The Company shall not be required to issue, allot or transfer Shares until Holder has satisfied this obligation.

(c)                                  Holder hereby acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax Liabilities in connection with any aspect of the Option and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of any Award, including the Option, to reduce or eliminate Holder’s liability for Tax Liabilities or achieve any particular tax result.  Furthermore, if Holder becomes subject to tax in more than one jurisdiction between the date of grant of an Award, including the Option, and the date of any relevant taxable event, Holder acknowledges that the Company may be required to withhold or account for Tax Liabilities in more than one jurisdiction.

ARTICLE 4.

EXERCISE OF OPTION

4.1                               Person Eligible to Exercise.  Except as provided in Section 5.3 hereof, during the lifetime of Holder, only Holder may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO.  After the death of Holder, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

4.2                               Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.  However, the Option shall not be exercisable with respect to fractional Shares.

4.3                               Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company (or any third party administrator or other person or entity designated by the Company; for the avoidance of doubt, delivery shall include electronic delivery), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a)                                 An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator.  The notice shall be signed by Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)                                 The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which shall be made by deduction from other compensation payable to Holder or in such other form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;

(c)                                  Any other written representations or documents as may be required in the Administrator’s sole discretion to evidence compliance with the Securities Act, the Exchange Act or any other applicable law, rule or regulation; and

(d)                                 In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Holder, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4                               Method of Payment.  Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Holder:

(a)                                 Cash or check;

(b)                                 With the consent of the Administrator, surrender of Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(c)                                  Other legal consideration acceptable to the Administrator (including, without limitation, through the delivery of a notice that Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).

4.5                               Conditions to Issuance of Common Stock.  The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares, treasury stock or Shares purchased on the open market.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions in Section 11.5 of the Plan and following conditions:

(a)                                 The admission of such Shares to listing on all stock exchanges on which such Common Stock is then listed;

(b)                                 The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)                                  The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)                                 The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof; and

(e)                                  The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

Notwithstanding the foregoing, the issuance of such shares shall not be delayed if and to the extent that such delay would result in a violation of Section 409A of the Code.  In the event that the Company delays the issuance of such shares because it reasonably determines that the issuance of such shares will violate Applicable Law, such issuance shall be made at the earliest date at which the Company reasonably determines that issuing such shares will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).

4.6                               Rights as Stockholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.2 of the Plan.

ARTICLE 5.

OTHER PROVISIONS

5.1                               Administration.  The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Holder, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

5.2                               Whole Shares.  The Option may only be exercised for whole Shares.

5.3                               Option Not Transferable.

(a)                                 Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO.  Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)                                 During the lifetime of Holder, only Holder may exercise the Option (or any portion thereof), unless it has been disposed of pursuant to a DRO; after the death of Holder, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under the Plan or this Agreement, be exercised by Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(c)                                  Notwithstanding any other provision in this Agreement, Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of Holder and to receive any distribution with respect to the Option upon Holder’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and this Agreement, except to the extent the Plan and this Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator.  If Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than Holder’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of Holder’s interest in the Option shall not be effective without the prior written consent of Holder’s spouse or domestic partner.  If no beneficiary has been designated or survives Holder, payment shall be made to the person entitled thereto pursuant to Holder’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by Holder at any time provided the change or revocation is filed with the Administrator prior to Holder’s death.

5.4                               Tax Consultation.  Holder understands that Holder may suffer adverse tax consequences as a result of the grant, vesting and/or exercise of the Option, and/or with the purchase or disposition of the Shares subject to the Option.  Holder represents that Holder has consulted with any tax consultants Holder deems advisable in connection with the purchase or disposition of such Shares and that Holder is not relying on the Company for any tax advice.

5.5                               Binding Agreement.  Subject to the limitation on the transferability of the Option  contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.6                               Adjustments Upon Specified Events.  The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine.  In addition, upon the occurrence of certain events relating to the Common Stock contemplated by Section 13.2 of the Plan, the Administrator shall make such adjustments the Administrator deems appropriate in the number of Shares subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option.  Holder acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 13.2 of the Plan.

5.7                               Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the General Counsel of the Company at the Company’s principal office, and any notice to be given to Holder shall be addressed to Holder at Holder’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 5.7, either party may hereafter designate a different address for notices to be given to that party.  Any notice which is required to be given to Holder shall, if Holder is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 5.7.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.8                               Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.9                               Governing Law.  The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement without regard to conflicts of laws thereof or of any other jurisdiction.

5.10                        Conformity to Securities Laws.  Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all Applicable Law and regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such Applicable Law.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

5.11                        Amendment, Suspension and Termination.  This Agreement may be amended in a writing signed by Holder and a duly authorized representative of the Company.  In addition, to the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Holder.

5.12                        Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth in Section 5.3 hereof, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

5.13                        Notification of Disposition.  If this Option is designated as an Incentive Stock Option, Holder shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date with respect to such Shares or (b) within one (1) year after the transfer of such Shares to Holder.  Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Holder in such disposition or other transfer.

5.14                        Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.15                        Not a Contract of Service Relationship.  Nothing in this Agreement or in the Plan shall confer upon Holder any right to continue to serve as an employee or other service provider of the Company or any of its affiliates or interfere with or restrict in any way with the right of the Company or any of its affiliates, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of Holder at any time.

5.16                        Entire Agreement.  The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof.

5.17                        Section 409A.  This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).  However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement (or any Exhibits hereto), if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Holder or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement (or any Exhibits hereto), or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

5.18                        Limitation on Holder’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Holder shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.

5.19                        Consent to Personal Data Use.  Holder acknowledges and agrees that the Company is permitted to collect, hold, store, process, modify, transfer, lock or delete certain personal (and sensitive) data in any medium about Holder (i.e., name, home address, telephone number, e-mail address, date of birth, tax identification number and payroll information) as a part of its personnel and other business records for the exclusive purpose of tracking stock option grants, processing stock option exercises and subsequent share transfers and sales, arranging for appropriate tax reporting and withholding and regulatory tracking and reporting purposes and the Company may disclose such information to third parties in the event that such disclosure is in the Company’s view required for the proper tracking of stock option grants, processing stock option exercises and subsequent share transfers and sales, arranging for appropriate tax reporting and withholding and regulatory tracking.  For these purposes, this personal data will be transferred to other locations, including locations outside of the European Union and in so-called insecure third-party countries that do not guarantee the data privacy protection level of the European Union.